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                                                                    EXHIBIT 23.1


              CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS



To the Board of Directors
Spectrumedix Corporation


     We consent to the use of our report dated May 16, 1997, except for note 9 which is dated July 31, 1997 and note 8 which is dated August 29, 1997, on the financial statements of Spectrumedix Corporation as of March 31, 1997 and inclusion of our name in this Registration Statement on Form S-8.


                                          /s/ Lazar, Levine & Company LLP
New York, NY                              -------------------------------
December 9, 1997                          LAZAR, LEVINE & COMPANY LLP